UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2018

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

______________________________

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Emerging growth company ☐

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Item 1.01 – Entry into a Material Definitive Agreement

On April 2, 2018, Canterbury Park Holding Corporation (“Canterbury”), through Canterbury Development LLC, a Minnesota limited liability company (“Canterbury Development”), entered into an Operating Agreement (“Operating Agreement”), with an affiliate of Doran Companies (“Doran”), a national commercial and residential real estate developer, as the two members of a Minnesota limited liability company named Doran Canterbury I, LLC. (the “Company”). The Operating Agreement has a stated effective date of March 1, 2018.

The Company was formed as part of a joint venture between Doran and Canterbury to construct a luxury apartment complex on land adjacent to the Canterbury Park Holding Corporation Racetrack (the “Project”). The Company will pursue development of Phase I of the Project, which will include approximately 300 units, a heated parking ramp, and a clubhouse. Under the Operating Agreement, Doran will lead the development, design and construction of the Phase I apartment complex, provide property management and leasing services, and be responsible for the day-to-day operations of the Project.

Canterbury Development’s equity contribution to the Company for Phase I will be approximately 13 acres of land. In connection with its contribution, Canterbury Development will become a 27.4% equity member with Doran owning the remaining 72.6%. Canterbury Development expects to contribute the land concurrent with the closing of the Phase I Project financing, which Canterbury expects will be in the fall of 2018.

Item 8.01 – Other Events

As previously disclosed, on March 6, 2018, the Shakopee City Council approved creation of a Tax Increment Financing (“TIF”) District for the redevelopment of Canterbury underutilized property into “Canterbury Commons.” This TIF plan provides the framework for Canterbury to use a portion of future property tax revenues generated by the redevelopment as reimbursement for costs that it will incur to construct the public streets, utilities, sidewalks, and other public infrastructure needed to support the businesses and other amenities in Canterbury Commons.

Upon competition and initial operation of Phase I of the Project, Canterbury and Doran intend to proceed to develop the balance of the Project, which is anticipated to take several years and include a total of 600 units.

In addition to the Project, Canterbury intends to pursue additional development near the Racetrack through Canterbury Development. Canterbury will continue to provide updates on the Project and its other development efforts in future press releases and SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: April 6, 2018	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer